SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-GENCORP INC.
          GAMCO ASSET MANAGEMENT INC.
                       6/01/07          380,000-             *DO
                       5/22/07            4,000-           13.6568
                       5/21/07            3,000-           13.7100
                       5/18/07            3,000-           13.4867
                       5/09/07           10,500-           13.7530
                       4/10/07              500            14.1700

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.